RETIREMENT AND RELEASE AGREEMENT
This Retirement and Release Agreement (this “Agreement”) is entered into by and between Lisa Mumford (“Employee”) and Ellington Management Group, L.L.C., a Delaware limited liability company (the “Company”). Ellington Financial LLC, a Delaware limited liability company (“EFC”) and Ellington Residential Mortgage REIT, a Maryland real estate investment trust (“EARN”), enter into this Agreement for the limited purposes of acknowledging and agreeing to Sections 2 and 9 below.
WHEREAS, Employee and the Company are parties to that certain Employment Agreement, dated as of September 25, 2009 (the “Employment Agreement”), the Trade Secret and Proprietary Information Agreement, dated September 30, 2009 (the “Trade Secret and Proprietary Information Agreement”), the Mandatory Arbitration Program, dated September 30, 2009 (the “Mandatory Arbitration Program”, and, together with the Employment Agreement and the Trade Secret and Proprietary Information Agreement, the “Existing Agreements”); and
WHEREAS, Employee has been awarded a discretionary cash bonus by the Company that is reimbursable by EFC and EARN, a portion of which is deferred until December 31, 2018, subject to certain vesting conditions as described in Section 2 below (the “Deferred Cash Bonus”); and
WHEREAS, Employee has received grants of LTIP Units from EFC (the “LTIP Units”) and of common shares from EARN (the “Common Shares”) pursuant to the terms of LTIP Unit Award Agreements and Restricted Share Award Agreements (collectively, the “Award Agreements”), and a portion of such LTIP Units and Common Shares are subject to forfeiture restrictions that will lapse on December 12, 2018, December 13, 2018 and December 12, 2019, subject to Employee’s continued employment through such dates, as described in Section 2 below (the “Unvested Equity Awards”); and
WHEREAS, Employee’s employment with the Company shall end as of March 30, 2018 (the “Retirement Date”); and
WHEREAS, the parties wish to enter into this Agreement to set forth certain obligations that will survive the Retirement Date and to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment.
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
1.Employee’s Retirement. Employee’s employment with the Company shall end on the Retirement Date as a result of Employee’s voluntary retirement and, as of the Retirement Date, Employee shall no longer have an employment relationship with the Company or any other Company Party (as defined in Section 4 below).

2.Payment of Deferred Cash Bonus; Vesting of Unvested Equity Awards.

(a)As of the date of this Agreement, Employee is entitled to receive an aggregate Deferred Cash Bonus of $135,000 (of which $106,920 is reimbursable by EFC and $28,080 is reimbursable by EARN) on or about December 31, 2018, as long as a “Forfeiture Event” (as defined in the Employment Agreement) has not occurred before such date. Nevertheless, notwithstanding Employee’s voluntary retirement on the Retirement Date (i.e., prior to December 31, 2018), Employee shall be entitled to receive the Deferred Cash Bonus on or about December 31, 2018 so long as (i) Employee does not revoke this Agreement during the Release Revocation Period (ii) Employee makes herself available to provide reasonable assistance to the Company, EFC and EARN during the period from the Retirement Date through December 31, 2018, and (iii) Employee does not breach or fail to comply with any surviving provisions of the Existing Agreements.

(b)As of the date of this Agreement, Employee holds the following Unvested Equity Awards:

•	5,887 EFC LTIP Units that are subject to forfeiture restrictions that will lapse on December 12, 2018,

•	5,583 EFC LTIP Units that are subject to forfeiture restrictions that will lapse on December 13, 2018,

•	5,886 EFC LTIP Units that are subject to forfeiture restrictions that will lapse on December 12, 2019,

•	1,784 EARN Common Shares that are subject to forfeiture restrictions that will lapse on December 12, 2018,

•	1,556 EARN Common Shares that are subject to forfeiture restrictions that will lapse on December 13, 2018, and

•	1,783 EARN Common Shares that are subject to forfeiture restrictions that will lapse on December 12, 2019.

December 12, 2018, December 13, 2018, and December 12, 2019 are referred to herein as the “vesting dates.” Under the terms of the Award Agreements relating to the Unvested Equity Awards, as long as a “LTIP Forfeiture Event” or a “Share Forfeiture Event” (as defined in the applicable Award Agreement) has not occurred before such date the forfeiture restrictions will lapse on the specified vesting dates. Nevertheless, notwithstanding Employee’s voluntary retirement Employee will not forfeit the Unvested Equity Awards, and the forfeiture restrictions will lapse on the vesting dates listed above, so long as (i) Employee does not revoke this Agreement during the Release Revocation Period (as defined below), (ii) Employee makes herself available to provide reasonable assistance to the Company, EFC and EARN during the period from the Retirement Date through such vesting dates and (iii) Employee does not breach or fail to comply with any surviving provisions of the Existing Agreements.

(c)It shall be an additional condition of receiving the Deferred Cash Bonus and the Unvested Equity Awards that Employee first certify in writing, no earlier than 30 business days before and no later than 30 business days after December 31, 2018 or the applicable vesting date, as follows: "I have not breached or failed to comply with any term, condition or provision of my Retirement and Release Agreement, my Trade Secret and Proprietary Information Agreement with EMG, or the surviving provisions of my Employment Agreement with EMG." The Company shall endeavor to remind Employee of this certification requirement shortly before any applicable vesting date and December 31, 2018. Employee acknowledges that her certification shall be a material inducement to the payment and vesting of the Deferred Cash Bonus and the vesting of the Unvested Equity Awards, and the Company's rights with respect to any certification that proves to be untrue are without prejudice to the Company's rights to any remedies to which the Company may otherwise be entitled under this Agreement, the Employment Agreement, or the Trade Secret and Proprietary Information Agreement.

3.Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations. In entering into this Agreement, Employee expressly acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Company Party, and (if still unpaid, with the exception of any unpaid base salary earned in the pay period in which the Retirement Date occurred) Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed by the Company or any other Company Party, including all payments arising out of all incentive plans and any other bonus arrangements.

4.General Release of Claims.

(a)Employee hereby forever releases, discharges and acquits the Company, EFC, EARN, each of their respective affiliates, and each of the foregoing entities’ respective past, present and future affiliates, shareholders, members, managers, partners, directors, officers, trustees, employees, fiduciaries, agents, attorneys, heirs, predecessors, successors and representatives, in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and Employee hereby waives, any and all claims, damages, or causes of action of any kind related to Employee’s employment or affiliation with any Company Party, the termination of such employment or affiliation, and any other acts or omissions related to any matter occurring or existing on or prior to the time that Employee executes this Agreement, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including the Age Discrimination in Employment Act of 1967, as amended (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, and Sections 1981 through 1988 of Title 42 of the United States Code, as amended, the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (C) the National Labor Relations Act, as amended; (D) the Occupational Safety and Health Act, as amended; (E) the Family and Medical Leave Act of 1993; (F) the Connecticut Human Rights and Opportunities Act; (G) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; or (H) any public policy, contract, tort, or common law claim, including any claim for defamation, emotional distress, wrongful termination, fraud or misrepresentation of any kind; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all claims Employee may have under any employment contract or any other agreement (including the Employment Agreement and any Equity Award Agreement (as defined above), incentive or compensation plan or under any other benefit plan, program or practice; and (iv) any claim for compensation, damages or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b)The Released Claims do not include any rights or claims that may first arise after the time that Employee executes this Agreement.

(c)In no event shall the Released Claims include any claim to vested benefits under an employee benefit plan of the Company that is subject to ERISA (including any rights to vested benefits under health and retirement plans).

(d)Employee hereby represents and warrants that, as of the time Employee executes this Agreement, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement. Employee hereby further represents and warrants that Employee has not assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claims.

5.Employee’s Acknowledgements. By executing and delivering this Agreement, Employee expressly acknowledges that:

(a)Employee has carefully read this Agreement;

(b)Employee has had sufficient time (and at least 21 days) to consider this Agreement before the execution and delivery to Company;

(c)Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice at Employee’s own expense, and Employee has had adequate opportunity to do so prior to executing this Agreement;

(d)Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within the four corners of this document; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms of this Agreement; and

6.Affirmation of Surviving Provisions in Existing Agreements and Award Agreements. Employee expressly acknowledges and agrees that, except to the extent expressly modified by this Agreement, all of the provisions in the Existing Agreements and the Award Agreements that are intended to survive the termination of Employee’s employment shall survive and remain enforceable in all respects in accordance with the terms thereof, and Employee promises to abide by the terms of such agreements.

7.Non-disparagement. As a material inducement for the Company to enter into this Agreement, Employee agrees to refrain from making any statements (or permitting any statements to be reported as being attributed to her) that are critical, disparaging or derogatory about, or which injure the reputation of, the Company, EFC, EARN or any other Company Party. Notwithstanding the foregoing, Employee may respond to subpoenas, provide testimony or otherwise provide evidence to the extent required by law.

8.Entire Agreement. This Agreement, the Existing Agreements, and the applicable Award Agreements constitute the entire agreement between Employee on the one hand and the Company, EFC and EARN, as applicable, on the other hand with respect to the matters herein provided. No modifications or waiver of any provision hereof shall be effective unless in writing and signed by each party.

9.Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Connecticut, without giving effect to the principles of conflicts of law. For the avoidance of doubt, the Mandatory Arbitration Program remains in full force and effect.

10.Assignment. The Company, EFC and EARN have the right to assign this Agreement, but Employee does not. This Agreement inures to the benefit of the successors and assigns of the Company, EFC and EARN, who are intended third party beneficiaries of this Agreement.

11.Headings; Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Unless the context requires otherwise, all references herein to an agreement, instrument or other document shall be deemed to refer to such agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including exhibits, and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

12.Third Party Beneficiaries. Each Company Party that is not a signatory hereto shall be a third-party beneficiary of Employee’s covenants, warranties, representations, and release of claims set forth in this Agreement and entitled to enforce such provisions as if it was a party hereto.

13.Return of Property. Employee represents and warrants that she has returned to the Company all property belonging to the Company, EFC, EARN and any other Company Party, including all computer files and other electronically stored information, client materials, electronically stored information and other materials provided to Employee by the Company, EFC, EARN or any other Company Party in the course of her employment and Employee further represents and warrants that she has not maintained a copy of any such materials in any form.

14.No Waiver. No failure by any party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

15.Severability and Modification. To the extent permitted by applicable law, the parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.

16.Withholding of Taxes and Other Employee Deductions. The Company, EFC and EARN may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

17.Deemed Resignations. Employee acknowledges and agrees that, as of the Retirement Date, Employee is deemed to have automatically resigned as: (a) an officer of EFC, EARN and each other Company Party for which she served as an officer; and (b) a member of the board of directors, board of managers, board of trustees (or similar governing body) of any Company Party for which she served in such capacity, and from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which any Company Party holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Employee served as such Company Party’s member’s designee or other representative.

18.Revocation Right. Notwithstanding the initial effectiveness of this Agreement, Employee may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Employee executes this Agreement (such seven-day period being referred to herein as the “Release Revocation Period”).  To be effective, such revocation must be in writing signed by Employee and must be received by Daniel Margolis at 53 Old Forest Avenue, Old Greenwich, CT 06870 or via email at dmargolis@ellington.com before 11:59 p.m., Connecticut time, on the last day of the Release Revocation Period.  If an effective revocation is delivered in the foregoing manner and timeframe, Employee will forfeit the right to receive the Deferred Cash Bonus and will immediately forfeit the Unvested Equity Awards described in Section 2, the release of claims set forth in Section 4 shall be of no force or effect, and the remainder of this Agreement shall be in full force and effect.

19.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

[Signatures begin on the following page]

LISA MUMFORD

/s/ Lisa Mumford

Date: March 30, 2018

ELLINGTON MANAGEMENT GROUP, L.L.C.

By:/s/ Laurence Penn
Name: Laurence Penn
Title: Authorized Signatory

Date: March 30, 2018

With respect to Sections 2 and 9:

ELLINGTON FINANCIAL LLC

By:/s/ Laurence Penn
Name: Laurence Penn
Title: Chief Executive Officer

Date: March 30, 2018

ELLINGTON RESIDENTIAL MORTGAGE REIT

By:/s/ Laurence Penn
Name: Laurence Penn
Title: Chief Executive Officer

Date: March 30, 2018